UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2008
VERIFONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32465	04-3692546
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices with zip code)
(408) 232-7800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 2.02.	Results of Operations and Financial Condition
     On April 2, 2008, in connection with the announcement by VeriFone Holdings, Inc. (“VeriFone” or the “Company”) that its Audit Committee has completed its independent investigation into certain accounting and financial control matters, the Company provided certain financial information for the fiscal period ended October 31, 2007. Copies of the Company’s press releases that contain this financial information are being furnished as Exhibit 99.1 and Exhibit 99.2 to this report on Form 8-K and are incorporated herein by reference.
     The information furnished pursuant to this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in Exhibit 99.1 and Exhibit 99.2 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On April 1, 2008, the Company’s Executive Vice President and Chief Financial Officer, Barry Zwarenstein, resigned from his position. Mr. Zwarenstein’s resignation will become effective subsequent to the completion of the restatement and filing of VeriFone’s quarterly reports and annual report with the Securities and Exchange Commission VeriFone will commence a search for a new Chief Financial Officer immediately.
     Mr. Zwarenstein and the Company have entered into a separation agreement which, subject to the terms and conditions thereof, will provide for payment of certain severance amounts to which he is entitled under his original offer letter entered into in 2004. Mr. Zwarenstein will also be entitled to certain receive health insurance and similar welfare benefits for 18 months from his resignation date. Indemnification and confidentiality provisions to which Mr Zwarenstein is entitled or bound under pre-existing employment arrangements remain in full force and effect. Mr. Zwarenstein and the Company have agreed to cooperate with one another to ensure an orderly transition and in respect of any ongoing legal proceedings or related matters. The Company and Mr. Zwarenstein also agreed to enter into mutual releases. A copy of the separation agreement is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 8.01	Other Events
     On April 2, 2008, the Company announced that its Audit Committee has completed its independent investigation into certain accounting and financial control matters following the Company’s December 3, 2007 announcement that it would restate financial statements for the three month periods ended January 31, 2007, April 30, 2007 and July 31, 2007. The Company also announced additional details about the accounting errors that will be corrected, including the estimated monetary amounts involved, which amounts remain preliminary and subject to review by the Company’s independent registered public accounting firm in connection with the preparation and review of the amended quarterly reports and the audit of the annual financial statements to be included in the annual report on Form 10-K for the year ended October 31, 2007. The Company also announced that following the report of the Audit Committee, the Board of Directors directed that a number of remedial measures be taken in response to the Audit Committee investigation. The additional details regarding the accounting errors and the remedial measures are set forth in the Company’s press release which is furnished as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.
     The information furnished pursuant to this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in Exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release, dated April 2, 2008.
Exhibit 99.2	Press Release, dated April 2, 2008.
Exhibit 99.3	Separation Agreement, dated as of April 1, 2008, among VeriFone Holdings, Inc., VeriFone, Inc and Barry Zwarenstein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE HOLDINGS, INC.
Date: April 2, 2008	By:	/s/ Douglas Bergeron
		Name:	Douglas Bergeron
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated April 2, 2008.
Exhibit 99.2	Press Release, dated April 2, 2008.
Exhibit 99.3	Separation Agreement, dated as of dated April 1, 2008, among VeriFone Holdings, Inc., VeriFone, Inc and Barry Zwarenstein.

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